Exhibit 4

Unless this certificate is presented by an authorized representative of The Depository Trust company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

THE SUBORDINATED DEBENTURES ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK OR NONBANK SUBSIDIARY OF FLEET FINANCIAL GROUP, INC. AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, BANK INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY.

REGISTERED                                                    REGISTERED

NUMBER R-SPECIMEN                                             SPECIMEN

                           FLEET FINANCIAL GROUP, INC.

                 6.70% SUBORDINATED DEBENTURES DUE JULY 15, 2028

                                                            CUSIP:  338915 AL 5

     FLEET FINANCIAL GROUP, INC., a Rhode Island corporation (hereinafter called the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of SPECIMEN on July 15, 2028, and to pay interest thereon from July 10, 1998, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on the 15th day of July and November in each year, commencing January 15, 1999, at the rate of 6.70% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Subordinated Debenture (or one or more Predecessor Subordinated Debentures) is registered at the close of business one business day prior to the relevant payment date and, in the event this Subordinated Debenture is not in book-entry form, the first day of the month in which the relevant payment date occurs; provided, however, that in case of a Subordinated Debenture originally issued between a Regular Record Date and the Interest Payment Date or on an Interest Payment Date relating to such Regular Record Date, interest for the period beginning on the date of issue and ending on such Interest Payment Date shall be paid on the next succeeding Interest Payment Date to the Person in whose name this Subordinated Debenture (or one or more Predecessor Subordinated Debentures) is registered at the close of business on the Regular Record Date with respect to such succeeding Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Subordinated Debenture (or one or more Predecessor Subordinated Debentures) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Subordinated Debentures of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Subordinated Debentures of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.

     Payment of the principal of (and premium, if any) and any such interest on this Subordinated Debenture will be made at the offices or agencies of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, or in The City of Providence, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check drawn upon any Paying Agent and mailed on or prior to an Interest Payment Date to the address of the Person entitled thereto as such address shall appear in the Security Register.

     This Subordinated Debenture is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued under an Indenture dated as of July 1, 1992 (as supplemented by a First Supplemental Indenture dated November 30, 1992, the "Indenture"), between the Company and The First National Bank of Chicago (herein called the "Trustee", which term includes any successor Trustee under the Indenture), to which Indenture and all Indentures supplemental thereto reference is hereby made for a statement of the respective rights of the Company, the Trustee and the Holders of the Securities, and the terms upon which the Securities are, and are to be, authenticated and delivered. This Subordinated Debenture is one of a series of Subordinated Debentures of the Company designated as its 6.70% Subordinated Debentures Due July 15, 2028 (herein called the "Subordinated Debentures"), limited in aggregate principal amount to $250,000,000.

     Upon any distribution of assets of the Company upon dissolution, winding up, liquidation or reorganization, the payment of the principal of, premium, if any, and interest on, the Subordinated Debentures is to be subordinated in right of payment to the extent provided in the Indenture to the prior payment in full of all Senior Indebtedness and Other Financial Obligations of the Company (each as defined in the Indenture). Each Holder of the Subordinated Debentures, by the acceptance thereof, agrees to and shall be bound by such provisions of the Indenture. The Subordinated Debentures may not be redeemed prior to maturity.

     As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Subordinated Debenture may be registered in the Security Register of the Company upon surrender of this Subordinated Debenture for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest on this Subordinated Debenture are payable, duly endorsed by, or accompanied by, a written instrument of transfer in form satisfactory to the Company, duly executed by the registered Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Subordinated Debentures, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     The Subordinated Debentures are issuable only as registered Subordinated Debentures without coupons in denominations of $1,000 and integral multiples of $1,000. As provided in the Indenture, and subject to certain limitations set forth therein, this Subordinated Debenture is exchangeable for a like aggregate principal amount of Subordinated Debentures of different authorized denominations, as requested by the Holder surrendering the same.

     No service charge will be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment for registration of transfer of this Subordinated Debenture, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Subordinated Debenture is registered as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Subordinated Debenture be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     If an Event of Default with respect to the Subordinated Debentures shall occur and be continuing, the principal hereof may be declared due and payable in the manner and with the effect provided in the Indenture.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the trustee under each series to be affected with the consent of the Holders of 66 2/3% in principal amount of the Outstanding Securities of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Outstanding Securities of any series, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Subordinated Debenture shall be conclusive and binding upon such Holder and upon all future Holders of this Subordinated Debenture and of any Subordinated Debenture issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Subordinated Debenture.

     No reference herein to the Indenture and no provision of this Subordinated Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest, if any, on this Subordinated Debenture at the times, place and rate, and in the coin and currency, herein prescribed.

     All terms used in this Subordinated Debenture which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

     Unless the certificate of authentication hereon has been executed by the Trustee, directly or through an authenticating agent, by the manual signature of an authorized officer, this Subordinated Debenture shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:  July 10, 1998

   TRUSTEE'S CERTIFICATE OF AUTHENTICATION         FLEET FINANCIAL GROUP, INC.
   This is one of the Securities of
   the series provided for under the
   within-mentioned Indenture.


                                                   By__________________________
   THE FIRST NATIONAL BANK OF CHICAGO,               Chairman and
   as Trustee                                        Chief Executive Officer





    By________________________________             By__________________________
      Authorized Officer                             Secretary

                                   ASSIGNMENT

     FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

_______________________________________________________________________________
Name  and  address  of  assignee,   including  zip  code,  must  be  printed  or
typewritten)

_______________________________________________________________________________


_______________________________________________________________________________
the within Subordinated Debenture, and all rights thereunder, hereby irrevocably constituting and appointing


_______________________________________________________________________________
Attorney to transfer said Subordinated Debenture on the books of the within Company, with full power of substitution in the premises.


Dated:__________________
                                    NOTICE:_______________________________
                                           The signature to this assignment
                                           must correspond with the name as
                                           it appears upon the face of
                                           the written or attached Subordinated
                                           Debenture in every particular,
                                           without alteration or
                                           enlargement or any change whatever.